Exhibit 10.26

AMENDED AND RESTATED

PARENT GUARANTY AND PLEDGE AGREEMENT

This AMENDED AND RESTATED PARENT GUARANTY AND PLEDGE AGREEMENT (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Agreement”), dated as of August 12, 2005 (amending and restating the Parent Guaranty and Pledge Agreement, dated as of August 15, 2003 (the “Existing Agreement”)), is made by REDDY ICE HOLDINGS, INC., a Delaware corporation (the “Guarantor”), in favor of CREDIT SUISSE, acting through its Cayman Islands Branch (“Credit Suisse”), as administrative agent (together with its successors thereto in such capacity, the “Administrative Agent”) for each of the Secured Parties (terms used herein have the meanings set forth, or incorporated by reference, in Article I).

W I T N E S S E T H :

WHEREAS, pursuant to the Amended and Restated Credit Agreement (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), dated as of August 9, 2005, among Reddy Ice Group, Inc., a Delaware corporation (the “Borrower”), the Lenders, the Administrative Agent, CIBC World Markets Corp., as the Syndication Agent for the Lenders, CIBC World Markets Corp., Credit Suisse, Bear, Stearns & Co. Inc. and Lehman Brothers Inc., as the Co-Lead Arrangers and Co-Bookrunners, and Bear Stearns Corporate Lending Inc. and Lehman Commercial Paper Inc., as the Co-Documentation Agents for the Lenders, the Lenders and the Issuers extended Commitments to make Credit Extensions to the Borrower; and

WHEREAS, the Guarantor has requested that the Existing Agreement be amended and restated in its entirety to read as hereinafter set forth;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor agrees, for the benefit of each Secured Party, as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1.        Certain Terms.  The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” is defined in the preamble.

“Agreement” is defined in the preamble.

“Borrower” is defined in the first recital.

“Collateral” is defined in Section 2.1.

“Credit Agreement” is defined in the first recital.

“Credit Suisse” is defined in the preamble.

“Distributions” means all non-cash dividends paid on Capital Securities constituting Collateral, non-cash liquidating dividends paid on Capital Securities constituting Collateral, shares of Capital Securities constituting Collateral resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other non-cash distributions (whether similar or dissimilar to the foregoing) on or with respect to any Capital Securities constituting Collateral, but excluding Dividends.

“Dividends” means cash dividends and cash distributions with respect to any Capital Securities constituting Collateral that are not a liquidating dividend.

“Existing Agreement” is defined in the preamble.

“Guarantor” is defined in the preamble.

“Inchoate Liens” means Liens of the type set forth in clauses (f), (g), (h), (j) and (k) of Section 7.2.3 of the Credit Agreement.

 “Parent Debt” means the Indebtedness evidenced by the Parent Notes.

“Parent Debt Documents” means, collectively, the Parent Note Indenture, the Registration Rights Agreement (as defined in the Parent Note Indenture) and each of the loan agreements, indentures, note purchase agreements, promissory notes, guarantees, and other instruments (including the Parent Notes) evidencing the terms of the Parent Debt or any Parent Refinanced Debt, as amended, supplemented, amended and restated or otherwise modified in accordance with Section 5.9.

“Parent Debt Prepayment” means (a) the making of any payment or prepayment of principal of, or premium or interest on, the Parent Debt or any Parent Refinanced Debt (i) other than the scheduled date for payment of interest set forth in the applicable Parent Debt Documents, or (ii) which would violate the terms of the applicable Parent Debt Documents, (b) the redemption, retirement, purchase, defeasance or other acquisition of the Parent Debt or any Parent Refinanced Debt or (c) the making any deposit (including the payment of amounts into a sinking fund or other similar fund) for any of the foregoing purposes.

“Parent Notes” means the Guarantor’s 10.5% senior discount notes issued on October 27, 2004 and due 2012, as in effect on the Amendment Effective Date and, thereafter, as amended, supplemented, amended and restated or otherwise modified in accordance with Section 5.9, and any registered exchange notes issued in exchange therefor.

“Parent Note Indenture” means the Indenture, dated as of October 27, 2004, among the Guarantor and U.S. Bank National Association, as trustee, as in effect on the Amendment Effective Date and, thereafter, as amended, supplemented, amended and restated or otherwise modified in accordance with Section 5.9.

“Parent Refinanced Debt” any unsecured Indebtedness of the Parent (other than the Parent Debt) issued pursuant to documentation containing redemption and other prepayment events, maturities, amortization schedules, covenants, events of default, remedies, acceleration rights, subordination provisions and other material terms either (i) substantially similar to the Parent Notes (other than interest rates, redemption premiums and call periods), (ii) more favorable to the Lenders than those of the Parent Notes or (iii) otherwise satisfactory to the Required Lenders.

“Securities Act” is defined in clause (a) of Section 6.2.

SECTION 1.2.        Credit Agreement Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

SECTION 1.3.        UCC Definitions.  Unless otherwise defined herein or in the Credit Agreement or the context otherwise requires, terms for which meanings are provided in the UCC are used in this Agreement (whether or not capitalized herein), including its preamble and recitals, with such meanings.

ARTICLE II
SECURITY INTEREST

SECTION 2.1.        Grant of Security Interest.  The Guarantor hereby grants to the Administrative Agent for its benefit and for the ratable benefit of each other Secured Party, a continuing security interest in all of the following property, whether tangible or intangible, whether now or hereafter existing, owned or acquired by the Guarantor and wherever located (the “Collateral”):

(a)           all Capital Securities in which the Guarantor has an interest that constitute Capital Securities of a Subsidiary of the Guarantor, including the Capital Securities of each Subsidiary of the Guarantor described in Schedule I, in each case together with Dividends and Distributions payable in respect of the Collateral described in the foregoing clause (a); and

(b)           all proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in clause (a) above).

The Guarantor hereby confirms that this grant is a continuation of the grant made in the Existing Agreement.

SECTION 2.2.        Security for Obligations.  This Agreement and the Collateral in which the Administrative Agent for the benefit of the Secured Parties is granted a security interest hereunder secures the payment of all Obligations now or hereafter existing.

SECTION 2.3.        Dividends on Pledged Shares.  In the event that any Dividend with respect to any Capital Securities pledged hereunder is permitted to be paid (in accordance with Section 7.2.6 of the Credit Agreement), such Dividend or payment may be paid directly to the Guarantor.  If any Dividend or payment is paid in contravention of Section 7.2.6 of the Credit

Agreement, the Guarantor shall hold the same segregated and in trust for the Administrative Agent until paid to the Administrative Agent in accordance with Section 5.4 hereto.

ARTICLE III
GUARANTY PROVISIONS

SECTION 3.1.        Guaranty.  The Guarantor hereby absolutely, unconditionally and irrevocably guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations now or hereafter existing, whether for principal, interest (including interest accruing at the then applicable rate provided in the Credit Agreement after the occurrence of any Default set forth in Section 8.1.9 of the Credit Agreement, whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws), fees, Reimbursement Obligations, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. §362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. §502(b) and §506(b)).  This Agreement constitutes a guaranty of payment when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that any Secured Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Obligor or any other Person before or as a condition to the obligations of such Guarantor hereunder.

SECTION 3.2.        Reinstatement, etc.  The Guarantor hereby agrees that this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is invalidated, declared to be fraudulent or preferential, set aside, rescinded or must otherwise be restored by any Secured Party, including upon the occurrence of any Default set forth in Section 8.1.9 of the Credit Agreement or otherwise, all as though such payment had not been made.

SECTION 3.3.        Guaranty and Security Interest Absolute, etc.  This Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable agreement of payment, and shall remain in full force and effect until the Termination Date has occurred.  The Guarantor guarantees that the Obligations will be paid in accordance with the terms of each Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto.  The liability of the Guarantor under this Agreement shall be, absolute, unconditional and irrevocable irrespective of:

(a)           any lack of validity, legality or enforceability of any Loan Document;

(b)           the failure of any Secured Party (i) to assert any claim or demand or to enforce any right or remedy against any Obligor or any other Person (including any other guarantor) under the provisions of any Loan Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor (including the Guarantor) of, or collateral securing, any Obligations;

(c)           any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligation;

(d)           any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;

(e)           any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;

(f)            any addition, exchange or release of any collateral or of any Person that is (or will become) a guarantor (including the Guarantor) of the Obligations, or any surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Obligations; or

(g)           any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Obligor, any surety or any guarantor.

SECTION 3.4.        Setoff.  The Guarantor hereby irrevocably authorizes each Secured Party, without the requirement that any prior notice be given to the Guarantor (prior notice being expressly waived by the Guarantor), upon the occurrence and during the continuance of any Event of Default described in clauses (a) through (d) of Section 8.1.9 of the Credit Agreement or, with the consent of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, to setoff and appropriate and apply to the payment of the Obligations (whether or not then due, and whether or not any Secured Party has made any demand for payment of the Obligations), any and all balances, claims, credits, deposits (general or special, time or demand, provisional or final), accounts or money of the Guarantor then or thereafter maintained with such Secured Party, excluding deposits held by the Guarantor as a fiduciary for others, and (as security for such Obligations) the Guarantor hereby grants to each Secured Party a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Guarantor then or thereafter maintained with such Secured Party; provided that any such appropriation and application shall be subject to the provisions of Section 4.8 of the Credit Agreement.  Each Secured Party agrees promptly to notify the Guarantor and the Administrative Agent after any such setoff and application made by such Secured Party; provided further, however, that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Secured Party may have.

SECTION 3.5.        Waiver, etc.  The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Agreement and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations, as the case may be.

SECTION 3.6.        Postponement of Subrogation, etc.  The Guarantor agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under any Loan Document to which it is a party, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from any Obligor, in respect of any payment made under any Loan Document or otherwise, until following the Termination Date.  Any amount paid to the Guarantor on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the Administrative Agent for the benefit of the Secured Parties in the exact form received by the Guarantor (duly endorsed in favor of the Administrative Agent, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 4.7 of the Credit Agreement; provided that if the Guarantor has made payment to the Secured Parties of all or any part of the Obligations and the Termination Date has occurred, then at the Guarantor’s request, the Administrative Agent (on behalf of the Secured Parties) will, at the Guarantor’s expense, execute and deliver to the Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations resulting from such payment.  In furtherance of the foregoing, at all times prior to the Termination Date, the Guarantor shall refrain from taking any action or commencing any proceeding against any Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Agreement to any Secured Party.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

In order to induce the Secured Parties to enter into the Credit Agreement and make Credit Extensions thereunder, and to induce Secured Parties to enter into Rate Protection Agreements, the Guarantor represents and warrants to each Secured Party as set forth below.

SECTION 4.1.        As to Capital Securities of the Borrower.  All Capital Securities issued by the Borrower are duly authorized and validly issued, fully paid and non-assessable, and represented by a certificate.  The percentage of the issued and outstanding Capital Securities of the Borrower pledged by the Guarantor hereunder is as set forth on Schedule I hereto.

SECTION 4.2.        Location of Guarantor, etc.  The jurisdiction in which the Guarantor is located for purposes of Sections 9-301 and 9-307 of the UCC is set forth in Item A of Schedule II hereto. Set forth in Item B of Schedule II is each location a secured party would have filed a UCC financing statement in the last five years prior to the date hereof to perfect a security interest in equipment, inventory and general intangibles owned by the Guarantor.  The Guarantor does not have any trade names other than those set forth in Item C of Schedule II hereto.  During the five years preceding the date hereof, the Guarantor has not been known by any legal name different from the one set forth on the signature page hereto, nor has the Guarantor been the subject of any merger or other corporate reorganization, except as set forth in Item D of Schedule II hereto.  The name set forth on the signature page is the true and correct name of the Guarantor.  The Guarantor’s federal taxpayer identification number is (and, during the four months preceding the date hereof, the Guarantor has not had a federal taxpayer identification number different from that) set forth in Item E of Schedule II hereto.

SECTION 4.3.        Ownership, No Liens, etc.  The Guarantor owns the Collateral free and clear of any Lien, except for Liens created by this Agreement and Inchoate Liens.  No effective financing statement or other filing similar in effect covering any Collateral is on file in any recording office, except those filed in favor of the Administrative Agent relating to this Agreement.

SECTION 4.4.        Validity, etc.  This Agreement creates a valid security interest in the Collateral securing the payment of the Obligations.  The Guarantor has taken all of the actions necessary to create perfected and first-priority (subject to Inchoate Liens) security interests in the Collateral including in the case of Collateral comprised of certificated securities, delivery of such Collateral to the Administrative Agent, together with stock powers (undated), duly executed in blank.

SECTION 4.5.        Authorization, Approval, etc.  Except as have been, or on the Amendment Effective Date will be, obtained or made and are, or on the Amendment Effective Date will be, in full force and effect, and except (i) with respect to any securities issued by the Borrower, as may be required in connection with a disposition of such securities by laws affecting the offering and sale of securities generally and (ii) any “change of control” or similar filings required by any Governmental Authority, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required either

(a)           for the grant by the Guarantor of the security interest granted hereby, the pledge by the Guarantor of any Collateral pursuant hereto or for the execution, delivery and performance of this Agreement by the Guarantor;

(b)           for the perfection of the Administrative Agent of its rights hereunder; or

(c)           for the exercise by the Administrative Agent of the voting or other rights provided for in this Agreement.

SECTION 4.6.        Compliance with Laws.  The Guarantor is in material compliance with the requirements of all applicable laws, rules and regulations, the non-compliance with any of which could reasonably be expected to materially adversely affect the value of the Collateral.

SECTION 4.7.        Credit Agreement Representations and Warranties.  The representations and warranties contained in Article VI of the Credit Agreement, insofar as the representations and warranties contained therein are applicable to the Guarantor and its properties, are true and correct in all material respects, each such representation and warranty set forth in such Article (insofar as applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Agreement by reference as though specifically set forth in this Article.

SECTION 4.8.        Subsidiaries.  The Guarantor has no direct Subsidiaries other than the Borrower.

SECTION 4.9.        Issuance of Parent Notes and Parent Refinanced Debt.

(a)           The Guarantor had the power and authority to incur the Parent Debt as provided for under the Parent Debt Documents applicable thereto and had duly authorized, executed and delivered the Parent Debt Documents applicable to such Parent Debt.  The Parent Debt Documents constitute, assuming the due authorization, execution and delivery by the other parties thereto, the legal, valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with their terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).

(b)           Upon the issuance of any Parent Refinanced Debt, the Guarantor will have the power and authority to incur such Parent Refinanced Debt as provided for under the Parent Debt Documents applicable thereto and will have duly authorized, executed and delivered the Parent Debt Documents applicable to such Parent Refinanced Debt.  Upon the issuance of any Parent Refinanced Debt, the Parent Debt Documents applicable thereto will constitute, assuming the due authorization, execution and delivery by the other parties thereto, the legal, valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with their terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).

ARTICLE V
COVENANTS

The Guarantor covenants and agrees that, until the Termination Date, the Guarantor will perform, comply with and be bound by the obligations set forth below.

SECTION 5.1.        Capital Securities of the Borrower.  The Guarantor will not allow the Borrower to issue uncertificated securities.

SECTION 5.2.        Stock Powers, etc.  The Guarantor agrees that all certificated securities delivered by the Guarantor pursuant to this Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer reasonably acceptable to the Administrative Agent.

SECTION 5.3.        Continuous Pledge.  The Guarantor will deliver to the Administrative Agent and at all times keep pledged to the Administrative Agent pursuant hereto, on a first-priority (subject to Inchoate Liens), perfected basis all Capital Securities issued by the Borrower, and, following an Event of Default, all proceeds and rights from time to time received by or distributable to the Guarantor in respect of any Capital Securities issued by the Borrower.

SECTION 5.4.        Voting Rights; Dividends, etc.  The Guarantor agrees:

(a)           promptly upon receipt of notice of the occurrence and continuance of an Event of Default from the Administrative Agent and without any request therefor by the Administrative Agent, so long as such Event of Default shall continue, to deliver (properly endorsed where required hereby or requested by the Administrative Agent) to the Administrative Agent all Dividends and Distributions with respect to Collateral, and all proceeds of the Collateral, in each case thereafter received by the Guarantor, all of which shall be held by the Administrative Agent as additional Collateral; and

(b)           immediately upon the occurrence and during the continuation of an Event of Default and so long as the Administrative Agent has notified the Guarantor of the Administrative Agent’s intention to exercise its voting power under this clause,

(i)            the Administrative Agent may exercise (to the exclusion of the Guarantor) the voting power and all other incidental rights of ownership with respect to any Collateral and the Guarantor hereby grants the Administrative Agent an irrevocable proxy, exercisable under such circumstances, to vote such Collateral; and

(ii)           to promptly deliver to the Administrative Agent such additional proxies and other documents as may be necessary to allow the Administrative Agent to exercise such voting power.

All Dividends, Distributions and proceeds which may at any time and from time to time be held by the Guarantor but which the Guarantor is then obligated to deliver to the Administrative Agent, shall, until delivery to the Administrative Agent, be held by the Guarantor separate and apart from its other property in trust for the Administrative Agent.  The Administrative Agent agrees that unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given the notice referred to in clause (b), the Guarantor will have the exclusive voting power with respect to any investment property constituting Collateral and the Administrative Agent will, upon the written request of the Guarantor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Guarantor which are necessary to allow the Guarantor to exercise that voting power; provided that no vote shall be cast, or consent, waiver, or ratification given, or action taken by the Guarantor that would impair any such Collateral in any material respect or be inconsistent with or violate any provision of any Loan Document.

SECTION 5.5.        Further Assurances, etc.  The Guarantor agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or that the Administrative Agent may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, the Guarantor will

(a)           from time to time upon the request of the Administrative Agent, promptly deliver to the Administrative Agent such stock powers, instruments and similar documents, reasonably satisfactory in form and substance to the Administrative Agent, with respect to such Collateral as the Administrative Agent may reasonably request and will, from time to time upon the request of the Administrative Agent after the occurrence and during the continuance of any Event of Default promptly transfer any securities constituting Collateral into the name of any nominee designated by the Administrative Agent;

(b)           file (or cause to be filed) such Filing Statements or continuation statements, or amendments thereto, and such other instruments or notices as the Administrative Agent may reasonably request in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Administrative Agent hereby; and

(c)           deliver to the Administrative Agent and at all times keep pledged to the Administrative Agent pursuant hereto, on a first-priority (subject to Inchoate Liens), perfected basis, at the reasonable request of the Administrative Agent, all Capital Securities of the Borrower constituting Collateral, and, following an Event of Default, all Dividends and Distributions with respect thereto and all proceeds and rights from time to time received by or distributable to the Guarantor in respect of any of the foregoing Collateral.

With respect to the foregoing and the grant of the security interest hereunder, the Guarantor hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral.  The Guarantor agrees that a carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

SECTION 5.6.        Change of Name, etc.  The Guarantor will not change its name or place of incorporation or organization or federal taxpayer identification number except upon 30 days’ prior written notice to the Administrative Agent (or such shorter period as agreed to by the Administrative Agent).  The Guarantor will not be organized outside of the United States.

SECTION 5.7.        No Defaults.  The Guarantor will not, and will not permit the Borrower or any of its Subsidiaries to, take any action or fail to take any action if such action or failure to act would result in a Default under the Credit Agreement.

SECTION 5.8.        Compliance with Laws, etc.  The Guarantor will comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation):

(a)           the maintenance and preservation of its corporate existence and qualification as a foreign corporation, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; provided that this clause (a) will not prohibit any transaction otherwise permitted under Section 5.9; and

(b)           the payment, before the same become delinquent, of all material taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

SECTION 5.9.        Activities of the Guarantor.  (a)  The Guarantor will not engage in any business activity other than

(i)            its continuing ownership of all of the Capital Securities of the Borrower, all other activities reasonably related thereto, including electing directors of the Borrower and monitoring its Investment in the Borrower, and its compliance with the obligations applicable to it under each Loan Document,

(ii)           its payments of any dividends or other distributions in respect of, or its repurchase or redemption of, any of its Capital Securities,

(iii)          its issuance of Capital Securities or Indebtedness,

(iv)          its payment of principal and interest on any Indebtedness,

(v)           activities related to being a public company, and

(vi)          its payment of overhead expenses and taxes.

(b)           Notwithstanding the foregoing, the Guarantor will not

(i)            create, assume, or suffer to exist any Lien upon, or grant any options or other rights with respect to, any of its revenues, property or other assets, whether now owned or hereafter acquired other than (A) pursuant to the Loan Documents, (B) Inchoate Liens or (C) Liens on assets not constituting Collateral in favor of a trustee under an indenture under which the Guarantor has issued any Parent Notes or Parent Refinancing Debt for the benefit of the trustee and not for the benefit of the holders of such Parent Notes or Parent Refinancing Debt for fees, expenses and indemnities of the trustee,

(ii)           consolidate or amalgamate with or merge into or with any other Person,

(iii)          create, incur, assume or suffer to exist any Investment in any other Person, other than an Investment in the Borrower,

(iv)          incur any Indebtedness or otherwise become or be liable in respect of any Indebtedness other than in respect of (A) the Obligations, (B) the guarantees of the Subordinated Notes (or any refinancing thereof), (C) unsecured Indebtedness of the Guarantor evidenced by the Parent Notes or any Parent Refinancing Debt, in each case incurred pursuant to the terms of the applicable Parent Debt Documents, (D) guarantees of the Borrower’s obligations in respect of rental or lease transactions entered into by the Borrower and not prohibited by Section 7.2.14 of the Credit Agreement, and (E) unsecured Indebtedness in an aggregate amount at any time outstanding not to exceed $10,000,000;

(v)           consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in, its Organic Documents if the result thereof would have a material adverse effect on the Lenders in the good faith judgment of the Guarantor (it being agreed that any modification of any such Organic Document would not have an adverse effect on the Lenders if such modification is made to effectuate a transaction otherwise permitted by the terms of any Loan Document);

(vi)          and will not permit any of its Subsidiaries to make a Parent Debt Prepayment other than (1) any refinancing or repayment of the Parent Notes or any Parent Refinanced Debt with the proceeds from (A) Capital Securities of the Guarantor, (B) new Parent Refinanced Debt so long as such new Parent Refinanced Debt is in a principal amount not in excess of that which is outstanding on the Amendment Effective Date plus all reasonable fees, expenses, accrued interest and any required premium or discount in connection with such financing, (2) with the proceeds of dividends received from the Borrower not prohibited by the Credit Agreement, (3) the payment of Additional Interest (as defined in the Parent Notes Indenture) in an aggregate amount not exceeding $200,000 or (4) paying of a consent fee (and expenses incurred in connection therewith) in connection with the Parent Notes Consent in an aggregate amount not exceeding $1,750,000;

(vii)         consent to any amendment, supplement, waiver or other modification of the terms or provisions contained in the Parent Debt Documents, other than any amendment, supplement, waiver or modification of the Parent Debt Documents which (i) extends the date or reduces the amount of any required repayment, prepayment or redemption of the principal of such Parent Debt or any Parent Refinancing Debt, (ii) reduces the rate or extends the date for payment of the interest, premium (if any) or fees payable on such Parent Debt or any Parent Refinancing Debt or (iii) makes the covenants, events of default or remedies in such Parent Debt Documents less restrictive on the Guarantor; and

(viii)        pay any dividends on the Guarantor’s Capital Securities out of distributions of funds received from the Borrower pursuant to clause (f) of Section 7.2.6 of the Credit Agreement unless (1) no Dividend Suspension Period is in effect, (2) no Default has occurred and is continuing at the time such dividend is declared and (3) no Event of Default has occurred and is continuing at the time such payment is made.

ARTICLE VI
THE ADMINISTRATIVE AGENT

SECTION 6.1.        Administrative Agent Appointed Attorney-in-Fact.  The Guarantor hereby irrevocably appoints the Administrative Agent its attorney-in-fact, with full authority in the place and stead of the Guarantor and in the name of the Guarantor or otherwise, from time to time in the Administrative Agent’s discretion, following the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which the

Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including:

(a)           to file any claims or take any action or institute any proceedings which the Administrative Agent may deem reasonably necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral; and

(b)           to perform the affirmative obligations of the Guarantor hereunder.

The Guarantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

SECTION 6.2.        Administrative Agent May Perform.  If the Guarantor fails to perform any agreement contained herein, upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by the Guarantor pursuant to Section 4.7 of the Credit Agreement.

SECTION 6.3.        Administrative Agent Has No Duty.  The powers conferred on the Administrative Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers.  Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or responsibility for

(a)           ascertaining or taking action with respect to calls, conversions, exchanges,  tenders or other matters relative to any investment property, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or

(b)           taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

SECTION 6.4.        Reasonable Care.  The Administrative Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided that the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as the Guarantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Administrative Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

ARTICLE VII
REMEDIES

SECTION 7.1.        Certain Remedies.  If any Event of Default shall have occurred and be continuing:

(a)           The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable.  The Guarantor agrees that, to the extent notice of sale shall be required by law, at least ten days prior notice to the Guarantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)           All cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied by the Administrative Agent against all or any part of the Obligations as set forth in Section 4.7 of the Credit Agreement.

(c)           The Administrative Agent may (i) transfer all or any part of the Collateral into the name of the Administrative Agent or its nominee, with or without disclosing that such Collateral is subject to the Lien hereunder, (ii) notify the parties obligated on any of the Collateral to make payment to the Administrative Agent of any amount due or to become due thereunder, (iii) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto, (iv) endorse any checks, drafts, or other writings in the Guarantor’s name to allow collection of the Collateral, (v) take control of any proceeds of the Collateral, and (vi) execute (in the name, place and stead of the Guarantor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

SECTION 7.2.        Securities Laws.  If the Administrative Agent shall determine to exercise its right to sell all or any of the Capital Securities that are Collateral pursuant to Section 6.1, the Guarantor agrees that, upon request of the Administrative Agent, the Guarantor will, at its own expense, use commercially reasonable efforts to:

(a)           execute and deliver, and cause the Borrower and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Administrative Agent, advisable to register the sale of such Capital Securities under the provisions of the Securities Act of 1933, as from time to time amended (the “Securities Act”), and cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the reasonable opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto;

(b)           use its commercially reasonable efforts to qualify such Capital Securities for sale under the state securities or “Blue Sky” laws and to obtain all necessary governmental approvals for the sale of such Capital Securities, as requested by the Administrative Agent;

(c)           cause the Borrower to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

(d)           do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

SECTION 7.3.        Compliance with Restrictions.  The Guarantor agrees that

(a)           in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to (i) avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or (ii) obtain any required approval of the sale or of the purchaser by any Governmental Authority or official; and

(b)           such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Administrative Agent be liable nor accountable to the Guarantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

SECTION 7.4.        Indemnity and Expenses.

(a)           The Guarantor agrees to indemnify the Administrative Agent from and against any and all claims, losses and liabilities arising out of or resulting from this Agreement (including enforcement of this Agreement), except claims, losses or liabilities resulting from the Administrative Agent’s breach of contract, gross negligence or wilful misconduct.

(b)           The Guarantor will, upon demand, pay to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Administrative Agent may incur in connection with (i) the administration of each Loan Document,

(ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Administrative Agent or the Secured Parties hereunder, and (iv) the failure by the Guarantor to perform or observe any of the provisions hereof.

SECTION 7.5.        Protection of Collateral.  The Administrative Agent may from time to time, at its option, perform any act which the Guarantor fails to perform within 30 days after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Administrative Agent may from time to time take any other action which the Administrative Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

SECTION 8.1.        Loan Document.  This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.

SECTION 8.2.        Binding on Successors, Transferees and Assigns; Assignment.  This Agreement shall remain in full force and effect until the Termination Date has occurred, shall be binding upon the Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and its successors, transferees and assigns.

SECTION 8.3.        Amendments, etc.  No amendment to or waiver of any provision of this Agreement, nor consent to any departure by the Guarantor from its obligations under this Agreement, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (on behalf of the Lenders or the Required Lenders, as the case may be, pursuant to Section 10.1 of the Credit Agreement) and the Guarantor and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 8.4.        Notices.  All notices and other communications provided for hereunder shall be in writing or by facsimile and addressed, delivered or transmitted to the appropriate party at the address or facsimile number of such party (in the case of the Guarantor, 8750 N. Central Expressway, Suite 1800, Dallas, Texas 75231) set forth in the Credit Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other party.  Any notice or other communication, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice or other communication, if transmitted by facsimile, shall be deemed given when transmitted and electronically confirmed.

SECTION 8.5.        Release of Liens.  Upon the occurrence of the Termination Date, the security interests granted herein shall automatically terminate with respect to the Collateral.  Upon such occurrence, the Administrative Agent will, at the Guarantor’s sole expense, deliver to the Guarantor, without any representations, warranties or recourse of any kind whatsoever, all Collateral held by the Administrative Agent hereunder, and execute and deliver to the Guarantor such documents as the Guarantor shall reasonably request to evidence such termination.

SECTION 8.6.        No Waiver; Remedies.  No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 8.7.        Headings.  The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions thereof.

SECTION 8.8.        Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 8.9.        Governing Law, Entire Agreement, etc.  THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.  This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 8.10.      Forum Selection and Consent to Jurisdiction.  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE ISSUER OR THE GUARANTOR IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  THE GUARANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED HEREIN.  THE GUARANTOR HEREBY

EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE GUARANTOR HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.

SECTION 8.11.      Waiver of Jury Trial.  THE ADMINISTRATIVE AGENT (ON BEHALF OF ITSELF AND EACH OTHER SECURED PARTY) AND THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, SUCH LENDER, THE ISSUER OR THE GUARANTOR IN CONNECTION THEREWITH.  THE GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, EACH LENDER AND THE ISSUER ENTERING INTO THE LOAN DOCUMENTS.

SECTION 8.12.      Counterparts.  This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its Authorized Officer as of the date first above written.

REDDY ICE HOLDINGS, INC.

By:	/s/ Steven J. Janusek

CREDIT SUISSE, acting through its Cayman Islands Branch,
as Administrative Agent

By:	/s/ Denise L. Alverez

By:	/s/ Judith E. Smith